UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

OS THERAPIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42195	82-5118368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Pullman Crossing Road, Suite 103 Grasonville, Maryland	21638
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 297-7793

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	OSTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

OS Therapies Incorporated

June 30, 2026

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2026, OS Therapies Incorporated (the “Company”), together with OS Animal Health Inc. (“OSAH”) and OS Therapies UK Ltd (“OSUK” and, collectively, the “Borrowers”), each a wholly owned subsidiary of the Company, entered into a securities purchase agreement (the “Purchase Agreement”) with Leonite Fund I, LP (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, in a private placement (the “Private Placement”), a senior secured convertible promissory note in an aggregate principal amount of up to $10,000,000 (the “Note”). As additional consideration for the Investor’s purchase of the Note, the Company also agreed to issue to the Investor (i) 275,000 shares of the Company’s common stock (the “Commitment Shares”) and (ii) a five-year warrant (the “Warrant”) to purchase up to 1,750,000 shares of the Company’s common stock (the “Warrant Shares” and, collectively with the Note, Commitment Shares and Warrant, the “Securities”).

Securities Purchase Agreement

Pursuant to the Purchase Agreement, the Investor agreed to purchase the Note in an aggregate principal amount of up to $10,000,000, to be funded in one or more tranches. Each funded tranche is subject to an original issue discount of 7.5%, which is included in the principal balance and earned only upon funding of such tranche. The first tranche of $1,600,000 (less $35,000 retained by the Investor for legal fees and expenses) is expected to be funded on July 2, 2026. An additional $400,000 is to be funded within 14 days from the date the first tranche is funded, subject to adequate collateral as determined by the Investor. The remainder is to be funded in additional tranches at the sole discretion of the Investor.

The Company intends to use the net proceeds of the Private Placement to fund clinical development and regulatory activities, as well as for working capital and other general corporate purposes.

Pursuant to the Purchase Agreement, the Company has agreed not to issue, upon conversion of the Note, exercise of the Warrant or otherwise, shares of its common stock in excess of 19.99% of the shares of the Company’s common stock outstanding as of June 30, 2026 to the extent such issuance would require stockholder approval under the applicable rules of the NYSE American, including Section 713 thereof, unless and until such stockholder approval has been obtained (the “exchange cap”). The Company has agreed to seek any such required stockholder approval by the earlier of (i) 90 calendar days following the Closing Date (as defined in the Purchase Agreement) and (ii) its next regularly scheduled meeting of stockholders.

Pursuant to the Purchase Agreement, the Company has also agreed to file a resale registration statement covering the resale of all shares of the Company’s common stock issued or issuable pursuant to the transaction documents (including the Commitment Shares, Warrant Shares and any shares of common stock issuable upon conversion of the Note) within 90 days following the Closing Date and to cause such registration statement to be declared effective by the Securities and Exchange Commission (the “SEC”) within 180 days following the Closing Date.

The Purchase Agreement provides the Investor with (i) a participation right, pursuant to which, during the period beginning on the issuance date of the Note and ending on the later of (A) 18 months following the advance date of the most recent tranche and (B) the date the Note has been paid in full, the Investor may participate in certain future offerings of the Company’s or its subsidiaries’ securities by purchasing securities in an amount equal to up to 100% of the then-outstanding principal amount of the Note on the same terms and conditions offered to other investors, (ii) a right of first refusal with respect to certain bona fide financing opportunities received by the Company or its subsidiaries while the Note remains outstanding, pursuant to which the Company is required to offer such financing opportunities to the Investor on the same terms as those proposed by third parties, and (iii) rollover rights, pursuant to which the Investor may elect, in connection with certain future public or private offerings of the Company’s equity, equity-linked or debt securities, to apply all or a portion of the then-outstanding principal amount of, and accrued but unpaid interest on, the Note, together with certain Company securities then held by the Investor, as consideration for securities issued in such financing, in each case on the same terms as other participating investors, and subject, in the case of clauses (ii) and (iii), to certain exceptions.

The Purchase Agreement also provides that, for so long as any amounts remain outstanding under the Note, the Investor has a most-favored-nation right with respect to future financings and certain amendments to existing securities, pursuant to which, if the Company or any subsidiary issues or proposes to issue any securities, or amends or proposes to amend any outstanding securities, containing terms that are more favorable to the holders of such securities than the terms provided to the Investor under the transaction documents (or terms not otherwise afforded to the Investor), the Company is required to provide notice of such terms to the Investor and, at the Investor’s option, such more favorable terms will be incorporated into the transaction documents, subject to certain exceptions.

Terms of the Note

The following summary of certain terms and provisions of the Note is not complete and is subject to, and qualified in its entirety by, the provisions of the Note, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Interest and Maturity

The Note bears interest at a rate of 9.0% per annum, payable monthly in arrears. Interest accrues on each tranche from the date the applicable advance is funded and is guaranteed for the full term of such tranche. Each tranche of the Note matures on the date that is nine months following the applicable advance date; provided that no tranche may mature later than 24 months following the issue date of the Note.

Conversion and Conversion Limitations

The Note is convertible, at the holder’s option, at any time, in whole or in part, into shares of the Company’s common stock at an initial conversion price of $2.05 per share, subject to adjustment as provided therein. Subject to the holder’s election, the conversion amount may include outstanding principal, accrued and unpaid interest, default interest and certain other amounts payable under the Note. The holder’s conversion rights are subject to a beneficial ownership limitation of 4.99% of the Company’s outstanding common stock, which limitation may be increased to 9.99% upon prior notice from the holder (or immediately upon notice if the holder is not subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as well as the exchange cap and stockholder approval provisions set forth in the Note and the Purchase Agreement. Accordingly, the Company may not issue, and the holder may not receive, shares upon conversion of the Note to the extent such issuance would exceed the applicable exchange cap or otherwise require stockholder approval under the applicable rules of the principal national securities exchange on which the Company’s common stock is then listed, unless and until such stockholder approval has been obtained.

Conversion Price Adjustments

While the Note is outstanding, the conversion price is subject to customary adjustments for stock splits, stock dividends, recapitalizations, reclassifications and similar transactions. In addition, if the Company issues or sells, or grants or amends securities that are convertible into, exercisable for or otherwise entitle the holders thereof to acquire shares of the Company’s common stock at an effective price per share below the then-applicable conversion price, subject to certain exceptions, the conversion price will be reduced to such lower effective price. However, no such adjustment will become effective on or prior to September 29, 2026. Any adjustment resulting from a dilutive issuance occurring on or prior to September 29, 2026 will be determined as of the date of such issuance in accordance with the terms of the Note, but will automatically become effective on September 30, 2026, without any further action by the parties. For purposes of such adjustment, securities containing price reset, floating conversion or exercise price, ratchet or similar price protection features will be deemed to have been issued at the lowest effective price resulting from such features. The anti-dilution adjustment is subject to certain exceptions, including certain exempt issuances, sales pursuant to the Company’s at-the-market offering program, and certain qualifying registered public offerings. In addition, a qualifying registered public offering will not trigger the anti-dilution adjustment if the Company receives at least $5.0 million in gross proceeds in a single closing and prepays the Note in full with the proceeds of such offering, and the Company may effect such prepayment without complying with the otherwise applicable 30-day prior notice requirement.

Prepayment

The Company may prepay the Note, in whole or in part, prior to its maturity upon at least 30 days’ prior written notice to the holder, by paying an amount equal to 110% of the principal amount being prepaid, together with all accrued and unpaid interest thereon and any other amounts then due under the Note. The holder has the right to convert the Note during the 30-day notice period, and if the Company does not complete the prepayment on the date specified in the notice, the prepayment election will be void and the holder’s conversion rights will be reinstated.

Events of Default

The Note contains customary events of default, including, among others, failure to pay principal or interest when due, failure to reserve or deliver shares issuable upon conversion of the Note, breaches of covenants, representations or warranties, certain monetary judgments or settlements, bankruptcy or insolvency events, change of control, cessation of operations, material adverse effects relating to the Company’s assets or intellectual property, financial statement restatements, delisting of the Company’s common stock, failure to maintain compliance with reporting requirements under the Exchange Act, failure to obtain required stockholder approval and certain other specified corporate or financing-related events.

Upon the occurrence and during the continuation of an event of default, the outstanding obligations under the Note become immediately due and payable at an amount equal to 125% of the then-outstanding obligations, interest accrues at a rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law, and the Company is required to pay a monthly monitoring fee of $10,000 until such event of default is cured or waived. In addition, during the continuation of an event of default, the holder has certain customary enforcement rights and remedies under the Note and applicable law.

Negative Covenants

So long as any amounts remain outstanding under the Note, the Company is subject to customary negative covenants, including limitations on the payment of dividends or other distributions on its common stock, subject to limited exceptions for dividends payable solely in common stock and certain spin-off or similar separation transactions approved by the Company’s board of directors.

The Company is also restricted from entering into or amending any agreement involving a variable rate transaction, including any issuance of convertible securities with conversion or exercise prices that are based on or fluctuate with the trading price of the Company’s common stock or that are subject to reset or similar adjustment features, as well as certain equity line of credit or similar arrangements, subject to certain exceptions.

In addition, the Company is subject to customary operating restrictions, including limitations on engaging in certain transactions outside the ordinary course of business, changing its primary business, entering into specified high-cost or predatory financing arrangements or effecting certain structured equity transactions, in each case without the prior consent of the holder. The Company is further restricted from redeeming, repurchasing or otherwise acquiring its equity securities, subject to certain exceptions.

In addition, the Company is required to apply proceeds from certain future financings and other specified receipts, including proceeds from future debt and equity financings and certain other non-operating cash receipts, to the repayment of outstanding obligations under the Note, subject to certain exceptions, including equipment financings and certain secured transactions permitted under the Note.

Security Interest

The Note is secured by a continuing first-priority security interest in substantially all of the Company’s and its subsidiaries’ existing and after-acquired assets, subject to certain exclusions, including intellectual property assets. Notwithstanding such exclusions, the security interest includes accounts, payment intangibles and other rights to payment arising from the sale, license or other disposition of intellectual property. The security interests are memorialized in a pledge and security agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Terms of the Warrant

The following summary of certain terms and provisions of the Warrant is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Duration and Exercise Price

The Warrant has an initial exercise price of $2.85 per share, subject to adjustment as provided therein, and is exercisable in whole or in part at any time from the issuance date through June 30, 2031. The Warrant may be exercised for cash or, in certain circumstances, on a cashless basis.

Exercise Price and Warrant Share Adjustments

The Warrant is subject to customary adjustments to the exercise price and number of Warrant Shares for stock splits, stock dividends, recapitalizations, reclassifications and similar transactions affecting the Company’s common stock.

In addition, if the Company issues or sells, or is deemed to issue, securities (or amends existing securities) that are convertible into, exercisable for, or otherwise entitle the holder thereof to acquire shares of the Company’s common stock at an effective price per share below the then-applicable exercise price, subject to certain exceptions, the exercise price will be reduced to such lower effective price, and the number of Warrant Shares will be increased proportionately so that the aggregate exercise price remains unchanged. However, no such adjustment will become effective on or prior to September 29, 2026. Any adjustment resulting from a Dilutive Issuance occurring on or prior to September 29, 2026 will be determined as of the date of such Dilutive Issuance in accordance with the terms of the Warrant, but will automatically become effective on September 30, 2026, without any further action by the parties. For purposes of such adjustment, securities containing price reset, floating conversion or exercise prices, ratchet provisions or similar price protection features will be deemed to have been issued at the lowest effective price that could result from the application of such features. The anti-dilution adjustment is subject to certain exceptions, including sales pursuant to the Company’s at-the-market offering program, certain exempt issuances and qualifying registered public offerings meeting specified size and structural requirements, provided the Note has been repaid in full.

Exercisability

The Warrant is exercisable, at the option of the holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of the Company’s common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder may not exercise the Warrant to the extent that, after giving effect to such exercise, the holder and its affiliates would beneficially own in excess of 4.99% of the Company’s outstanding common stock immediately following such exercise. The holder may increase or decrease this limitation upon at least 61 days’ prior written notice to the Company, provided that the limitation may not exceed 9.99% of the Company’s outstanding common stock.

The Warrant is also subject to customary exchange cap and stockholder approval limitations, such that the Company may not issue shares upon exercise to the extent such issuance would exceed the applicable exchange cap under the rules of the principal trading market, unless and until required stockholder approval is obtained.

Cashless Exercise

The Warrant permits cashless exercise in certain circumstances following the six-month anniversary of the issuance date. If the market price of the Company’s common stock exceeds the exercise price and the shares issuable upon exercise are not then registered under an effective registration statement, the holder may elect to exercise on a cashless basis in lieu of paying the exercise price in cash. In such case, the holder will receive a number of shares determined pursuant to the formula set forth in the Warrant.

Rights as a Stockholder

Except as otherwise provided in the Warrant or by virtue of the holder’s ownership of shares of the Company’s common stock, the holder of the Warrant does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until the holder exercises the Warrant.

Fundamental Transactions

If, while the Warrant remains outstanding, the Company enters into a fundamental transaction (including a merger in which the Company is not the surviving entity, a sale of all or substantially all of its assets, a tender or exchange offer accepted by a majority of holders of the Company’s common stock, or a reclassification or compulsory share exchange in which the common stock is converted into other securities, cash or property), then upon any subsequent exercise of the Warrant, the holder will be entitled to receive the same number and type of securities, cash or other property that a holder of the number of shares of common stock issuable upon exercise of the Warrant immediately prior to such transaction would have been entitled to receive.

In addition, the exercise price will be appropriately adjusted to reflect any such consideration, and if holders of common stock are given a choice of consideration in the fundamental transaction, the holder will be entitled to the same choice upon exercise. If necessary to give effect to the foregoing, the successor entity will issue a replacement warrant reflecting the applicable successor securities or consideration.

Waivers and Amendments

The terms of the Warrant may be amended or waived only by written agreement of both the Company and the holder. Any such amendment or waiver may apply generally or in a specific instance and may be effective on either a retroactive or prospective basis.

The foregoing descriptions of the Purchase Agreement, the Note and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

In connection with the Private Placement, OSUK assigned to the Investor all right, title and interest in certain assets, including all value added tax (“VAT”) repayments, credits and refunds due or to become due from HM Revenue & Customs, and all research and development (“R&D”) tax relief claims, credits, repayments and refunds due or to become due from HM Revenue & Customs. Such assignment covers the full actual amounts of such VAT refunds and R&D tax relief claims, including all related rights to payment.

The Purchase Agreement contains customary representations, warranties and covenants by the Company which were made only for the purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s reports and other filings with the SEC.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The Securities are being offered and sold by the Company in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. The Investor represented that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2026, Karim Galzahr notified the Company of his resignation from the Company’s board of directors, effective immediately. Mr. Galzahr’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 1, 2026, the Company’s board of directors appointed Dr. Craig Eagle to the board of directors to fill the vacancy created by Mr. Galzahr’s resignation, effective immediately. Dr. Eagle currently serves in an advisory capacity to the Company as its Chief Medical Advisor.

Dr. Eagle has served as Chief Medical Officer of Guardant Health, Inc. (Nasdaq: GH) since May 2021. From 2019 to May 2021, he served as Vice President, Medical Affairs Oncology at Genentech, where he was responsible for medical programs across the oncology portfolio and supported the development of clinical trial strategies in personalized medicine. Prior to Genentech, Dr. Eagle spent approximately 10 years at Pfizer Inc. in a series of senior leadership roles, including Oncology Business Lead for the United Kingdom and Canada, Global Lead for Oncology Strategic Alliances and Partnerships, and Global Head of the Oncology Therapeutic Area Global Medical and Outcomes Group, where he also oversaw the U.S. oncology business. Dr. Eagle received his medical degree from the University of New South Wales in Sydney, Australia and completed his internal medicine training at Royal North Shore Hospital in Sydney.

There are no family relationships between Dr. Eagle and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K. In addition, there are no transactions between Dr. Eagle and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Eagle has not entered into any compensatory arrangement with the Company in connection with his appointment to the Board other than the standard compensation arrangements applicable to non-employee directors.

Item 8.01 Other Events.

On July 2, 2026, the Company issued a press release announcing the Private Placement and the appointment of Dr. Eagle to the Company’s board of directors, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 hereto, contains forward-looking statements that involve risks and uncertainties, such as statements related to the intended use of the net proceeds from the Private Placement. The risks and uncertainties involved include the Company’s financial position, market conditions and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by U.S. federal securities law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1*	Form of Senior Secured Convertible Promissory Note.
4.2	Form of Common Stock Purchase Warrant.
10.1*	Securities Purchase Agreement, dated as of June 30, 2026, among OS Therapies Incorporated, OS Animal Health Inc., OS Therapies UK LTD and Leonite Fund I, LP.
10.2	Pledge and Security Agreement, dated as of June 30, 2026, among OS Therapies Incorporated, OS Animal Health Inc., OS Therapies UK LTD and Leonite Fund I, LP.
99.1	Press Release issued by OS Therapies Incorporated on July 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OS THERAPIES INCORPORATED

Dated: July 2, 2026	By:	/s/ Paul A. Romness, MPH
		Name:	Paul A. Romness, MPH
		Title:	President and Chief Executive Officer